EXHIBIT 10.8

FIRST LOAN MODIFICATION AND WAIVER AGREEMENT

This First Loan Modification and Waiver Agreement (this “Loan Modification Agreement”) is entered into as of March 25, 2014 by and between (i) SILICON VALLEY BANK, a California corporation (“Bank”), (ii) ECPM HOLDINGS, LLC, a Delaware limited liability company (“Holdings”), (iii) ENDOCHOICE, INC., a Delaware corporation (“EndoChoice”), (iv) ENDOCHOICE INTERNATIONAL, LLC, a Georgia limited liability company” (“International”) and (v) ROBERT S. SMITH, M.D., INC., a Georgia corporation (“Smith”, and together with EndoChoice and International, individually and collectively, jointly and severally, the “Borrower”).

1. DESCRIPTION OF EXISTING INDEBTEDNESS AND OBLIGATIONS. Among other indebtedness and obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of September 9, 2013, evidenced by, among other documents, a certain Loan and Security Agreement, dated as of September 9, 2013, between Borrower and Bank (as amended, the “Loan Agreement”). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the “Security Documents”). Hereinafter, the Loan Agreement, the Security Documents and together with all other documents executed in connection therewith evidencing, securing or otherwise relating to the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modifications to Loan Agreement.

1	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.4(a) thereof:

“(a) Advances. Subject to Section 2.5(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one percent (1.00%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest shall in any event be payable monthly in accordance with Section 2.4(e) below.”

and inserting in lieu thereof the following:

“(a) Advances. Subject to Section 2.4(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus two and on-half percent (2.50%); provided that during a Streamline Period, the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal to the Prime Rate plus one and one-half percent (1.50%), which interest shall in any event be payable monthly in accordance with Section 2.4(d) below.”

2	The Loan Agreement shall be amended by deleting the following text appearing as Section 2.5(c) thereof:

“(c) Termination Fee. Upon termination of this Agreement for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to One Hundred Fifty Thousand Dollars ($150,000) (i.e. one percent (1.00%) of Fifteen Million Dollars ($15,000,000)), if such termination occurs prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

and inserting in lieu thereof the following:

“(c) Termination Fee. Upon termination of this Agreement for any reason prior to the Revolving Line Maturity Date, in addition to the payment of any other amounts then-owing, a termination fee in an amount equal to One Hundred Thousand Dollars ($100,000) (i.e. one percent (1.00%) of Ten Million Dollars ($10,000,000)), if such termination occurs prior to the Revolving Line Maturity Date; provided that no termination fee shall be charged if the credit facility hereunder is replaced with a new facility from Bank;”

3	The Loan Agreement shall be amended by deleting the following text appearing as Section 5.3(c) thereof:

“(c) For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) either (A) consists of finished goods or (B) consists of component inventory for which there is a reasonable commercial market, in either case in good, new, and salable condition, which is not perishable, returned, consigned, leased, in transit, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom inventory, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act, or, with respect to Eligible Foreign Inventory, all applicable governmental regulations; (iv) is not subject to any Liens, except (x) the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; and (y) Liens in favor of a landlord that has executed a landlord Lien consent, subordination agreement or similar agreement in favor of Bank, in which such landlord subordinates its Lien to the Lien of the Bank, in each case in form and substance acceptable to Bank, in its reasonable discretion; and (v) is located in the United States (except for Eligible Foreign Inventory, for which this clause (v) shall not apply), at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2), in which Bank has received a landlord’s consent or bailee waiver, as applicable, in each case in form and substance acceptable to Bank, in its reasonable discretion.”

and inserting in lieu thereof the following:

“(c) For any item of Inventory consisting of Eligible Inventory in any Transaction Report, such Inventory (i) either (A) consists of finished goods or (B) consists of component inventory for which there is a reasonable commercial market, in either case in good, new, and salable condition, which is not perishable, returned, consigned, leased, in transit, obsolete, not sellable, damaged, or defective, and is not comprised of demonstrative or custom Inventory, Inventory held by sales representatives or on site at trade shows, works in progress, packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except (x) the first priority Liens granted or in favor of Bank under this Agreement or any of the other Loan Documents; (y) Liens securing the TPC Subordinated Debt; and (z) Liens in favor of a landlord that has executed a landlord Lien consent, subordination agreement or similar agreement in favor of Bank, in which such landlord subordinates its Lien to the Lien of the Bank, in each case in form and substance acceptable to Bank, in its reasonable discretion; and (v) is located in the United States, at the locations identified by Borrower in the Perfection Certificate where it maintains Inventory (or at any location permitted under Section 7.2), in which Bank has received a landlord’s consent or bailee waiver, as applicable, in each case in form and substance acceptable to Bank, in its reasonable discretion.”

4	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.9(a) and Section 6.9(b) thereof:

“(a) Minimum Liquidity. Maintain at all times the sum of (i) unrestricted cash and Cash Equivalents at Bank or Bank’s Affiliates plus (ii) the unused Availability Amount of not less than Three Million Dollars ($3,000,000); provided that the foregoing minimum liquidity financial covenant will no longer be required (and will no longer be tested) upon the Borrower providing Bank evidence acceptable to Bank, in its reasonable discretion, that Borrower has achieved: (A) EBITDA of at least Three Million Dollars ($3,000,000) measured on a trailing three month basis, or (B) EBITDA of at least Three Million Dollars ($3,000,000) measured on a trailing six (6) month basis.

(b) Minimum Revenue Growth. Borrower shall achieve the following revenue levels, measured on a quarterly basis for each quarterly period listed below:

Quarterly Period Ending	Minimum Revenue
June 30, 2013	$9,750,000
September 30, 2013	$10,800,000
December 31, 2013	$17,000,000
March 31, 2014	$19,000,000
June 30, 2014	$23,000,000
September 30, 2014	$27,400,000
December 31, 2014	$30,300,000
March 31, 2015	$40,900,000
June 30, 2015	$45,700,000
September 30, 2015, and each quarterly period ending thereafter	$50,000,000

; provided that nothing in this Section 6.9(b) shall be deemed to be an extension of the Revolving Line Maturity Date.”

and inserting in lieu thereof the following:

“(a) [Reserved]; and

(b) Minimum Revenue Growth. Borrower shall achieve the following revenue levels, measured on a quarterly basis for each quarterly period listed below:

Quarterly Period Ending	Minimum Revenue
March 31, 2014	$13,000,000
June 30, 2014	$17,500,000
September 30, 2014	$19,300,000
December 31, 2014	$22,000,000
March 31, 2015	$26,500,000
June 30, 2015	$32,000,000
September 30, 2015, and each quarterly period ending thereafter	$36,000,000

; provided that nothing in this Section 6.9(b) shall be deemed to be an extension of the Revolving Line Maturity Date.”

5	The Loan Agreement shall be amended by deleting the following text appearing as Section 6.13 thereof:

“6.13 EndoChoice Innovation Center Ltd. As soon as released from the Israeli trustee, and in any event on or before January 10, 2015, the Pledge Agreement delivered on the Effective Date will be amended to include sixty five percent (65%) of Holdings’ ownership interest in EndoChoice Innovation Center Ltd., a company existing under the laws of Israel (and formerly known as Peer Medical Ltd).”

and inserting in lieu thereof the following:

“6.13 EndoChoice Innovation Center Ltd. On or before May 31, 2014, Borrower agrees to reasonably assist Bank to register (i) sixty-five percent (65%) of Holdings’ ownership interest in EndoChoice Innovation Center Ltd., a company existing under the laws of Israel (and formerly known as Peer Medical Ltd) and (ii) sixty-six percent (66%) of EndoChoice’s ownership interest in EndoChoice Israel, Ltd. a company organized and existing under the laws of Israel, with the Israeli Commerce Register.”

6	The Loan Agreement shall be amended by deleting the following text appearing in Section 7.2 thereof:

“Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Ten Thousand Dollars ($10,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Ten Thousand Dollars ($10,000) to a bailee in the United States, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.”

and inserting in lieu thereof the following:

“Other than with respect to demonstration systems from time to time maintained with sales representatives and at trade shows, Borrower shall not, without at least thirty (30) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Ten Thousand Dollars ($10,000) in Borrower’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Ten Thousand Dollars ($10,000) to a bailee at a location other than to a bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization. If Borrower intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of Ten Thousand Dollars ($10,000) to a bailee in the United States, and Bank and such bailee are not already parties to a bailee agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Borrower will first receive the written consent of Bank, and such bailee shall execute and deliver a bailee agreement in form and substance satisfactory to Bank.”

7	The Loan Agreement shall be amended by deleting the following definitions appearing in Section 13.1 thereof:

““Borrowing Base” is (a) eighty percent (80%) of Eligible Accounts, plus

(b) (X) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value) plus

(Y) the lesser of (i) fifty percent (50%) of Borrower’s Eligible Foreign Inventory (valued at the lower of cost or wholesale fair market value) or (ii) Two Million Dollars ($2,000,000);

provided that in any event the aggregate amount for this clause (b) shall not exceed the lesser of (i) $7,500,000 and (ii) fifty percent (50%) of the Borrowing Base.

Each of the foregoing amounts in clauses (a) and (b) shall be determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right to decrease the foregoing percentages and/or amount in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Revolving Line” is an aggregate principal amount not to exceed Fifteen Million Dollars ($15,000,000) outstanding at any time.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, on average in the immediately preceding two-month period, maintained an Adjusted Quick Ratio, as determined by Bank in its reasonable discretion, in an amount at all times equal to or greater than 1.00:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for two (2) consecutive calendar months, as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.”

and inserting in lieu thereof the following:

““Borrowing Base” is (a) eighty-five percent (85%) of Eligible Accounts, plus

(b) fifty percent (50%) of the value of Borrower’s Eligible Inventory (valued at the lower of cost or wholesale fair market value), but in any event at no time shall amounts outstanding in respect of Eligible Inventory exceed thirty percent (30%) of the then-applicable Borrowing Base availability.

Each of the foregoing amounts in clauses (a) and (b) shall be determined by Bank from Borrower’s most recent Transaction Report; provided, however, that Bank has the right to decrease the foregoing percentages in its good faith business judgment to mitigate the impact of events, conditions, contingencies, or risks which may adversely affect the Collateral or its value.

“Revolving Line” is an aggregate principal amount not to exceed Ten Million Dollars ($10,000,000) outstanding at any time.

“Streamline Period” is, on and after the Effective Date, provided no Event of Default has occurred and is continuing, the period (a) commencing on the first day of the month following the day that Borrower provides to Bank a written report that Borrower has, on average in the immediately preceding two-month period, maintained an Adjusted Quick Ratio, as determined by Bank in its reasonable discretion, in an amount at all times equal to or greater than 1.15:1.00 (the “Streamline Threshold”); and (b) terminating on the earlier to occur of (i) the occurrence of an Event of Default, and (ii) the first day thereafter in which Borrower fails to maintain the Streamline Threshold, as determined by Bank in its discretion. Upon the termination of a Streamline Period, Borrower must maintain the Streamline Threshold each consecutive day for two (2) consecutive calendar months, as determined by Bank in its discretion, prior to entering into a subsequent Streamline Period. Borrower shall give Bank prior written notice of Borrower’s election to enter into any such Streamline Period, and each such Streamline Period shall commence on the first day of the monthly period following the date the Bank determines, in its reasonable discretion, that the Streamline Threshold has been achieved.”

8	The Loan Agreement shall be amended by deleting the following definition of “Eligible Foreign Inventory” appearing in Section 13.1 thereof:

“Eligible Foreign Inventory” is Borrower’s Inventory located in Germany or Israel that otherwise meets all of the Borrower’s representations and warranties in Section 5.3 and is otherwise acceptable to Bank in all respects.

9	The Loan Agreement shall be amended by deleting the following text appearing as clause (g) in the definition of “Permitted Investments” appearing in Section 31.1 thereof:

“(g) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (f) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

and inserting in lieu thereof the following:

“(g) (i) Indebtedness owed to Borrower by Subsidiaries that are not Credit Parties not to exceed, for all such non-Credit Party Subsidiaries, Four Million Dollars ($4,000,000) in the aggregate at any time; (ii) Investments consisting of intercompany receivables made in connection with cost sharing or transfer pricing transactions, provided that all such transactions are cashless and (iii) other Investments by any Credit Party in any Subsidiary that is not a Credit Party made after February 18, 2014 and consisting of capital contributions or other equity investments in an aggregate amount, when aggregated with the intercompany loans permitted under clause (i) above, not to exceed Four Million dollars ($4,000,000) at any one time outstanding; and

(h) extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness (a) through (g) above; provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon Borrower or its Subsidiary, as the case may be.”

10	The Loan Agreement shall be amended by deleting the following clause (i) of the definition of “Permitted Investments” appearing in Section 13.1 thereof:

“(i) (i) except as otherwise provided in clause (ii) below, Investments (i) by Borrower in Subsidiaries that are not Credit Parties not to exceed, for all such non-Credit Party Subsidiaries, One Million Dollars ($1,000,000) in the aggregate in any fiscal year; and (ii) by Borrower in EndoChoice Innovation Center (or any predecessor thereof), EndoChoice Europe GmbH and/or EndoChoice GmbH, for contract manufacturing and/or research and development, in each case in the ordinary course of business, in amounts and in a manner consistent with past practices, but in any event not to exceed, in any fiscal year, the amounts presented in the forecast prepared by Borrower and delivered to Bank on or about July 15, 2013.”

and inserting in lieu thereof the following:

“(i) [reserved].”

11	The Loan Agreement shall be amended (x) by deleting the word “and” at the end of clause (h) of the definition of “Permitted Liens”, (y) by substituting “; and” for the period at the end of clause (i) of the definition of “Permitted Liens” and (z) by adding the following new clause (j) to said definition:

“(j) Liens securing the TPC Subordinated Debt.”

12	The Loan Agreement shall be amended by substituting the following definition of “Subordinated Debt” for the existing definition:

“Subordinated Debt” is (i) the TPC Subordinated Debt and (ii) any other indebtedness incurred by Borrower subordinated to all of Borrower’s now or hereafter indebtedness to Bank (pursuant to a subordination, intercreditor, or other similar agreement in form and substance satisfactory to Bank entered into between Bank and the other creditor), on terms acceptable to Bank.

13	The Loan Agreement shall be amended by adding the following new definition of TPC Subordination Agreement in the alphabetical order thereof:

“TPC Subordination Agreement” is the Subordination Agreement entered into as February 18, 2014 between Bank, as senior lender, and Triple Point Capital LLC, as subordinated lender, as from time to time in effect.

14	The Loan Agreement shall be amended by adding the following new definition of TPC Subordinated Debt in the alphabetical order thereof:

“TPC Subordinated Debt” is the indebtedness defined as “Subordinated Debt” in the TPC Subordination Agreement.

15	The Compliance Certificate attached as Exhibit B to the Loan and Security Agreement is hereby amended in its entirety and replaced by Exhibit A attached hereto.

4. WAIVER. Borrower and Bank acknowledge and agree that Bank previously waived testing of the Minimum Revenue Growth financial covenant contained in former Section 6.9(b) of the Loan Agreement for the quarterly compliance period ended December 31, 2013. Bank’s waiver of testing of such Minimum Revenue Growth financial covenant shall apply only to the foregoing specific compliance period. The Borrower hereby acknowledges and agrees that except as specifically provided in this Section, nothing in this Section or anywhere in this Loan Modification Agreement shall be deemed or otherwise construed as a waiver by the Bank of any of its rights and remedies pursuant to the Existing Loan Documents, applicable law or otherwise.

5. CONDITIONS PRECEDENT. Borrower hereby agrees that the following documents shall be delivered to the Bank prior to or concurrently with the execution of this Loan Modification Agreement, each in form and substance satisfactory to the Bank (collectively, the “Conditions Precedent”):

A.	copies, certified by a duly authorized officer of Borrower, to be true and complete as of the date hereof, of each of (i) the governing documents of Borrower as in effect on the date hereof (but only to the extent modified since last delivered to the Bank), (ii) the resolutions of Borrower authorizing the execution and delivery of this Loan Modification Agreement, the other documents executed in connection herewith and Borrower’s performance of all of the transactions contemplated hereby (but only to the extent required since last delivered to Bank), and (iii) an incumbency certificate giving the name and bearing a specimen signature of each individual who shall be so authorized on behalf of Borrower (but only to the extent any signatories have changed since such incumbency certificate was last delivered to Bank); and

B.	such other documents as Bank may reasonably request.

6. FEES. Borrower shall pay to Bank a modification fee equal to Fifty Two Thousand Five Hundred Dollars ($52,500), which modification fee shall be deemed fully earned as of the date hereof and shall be payable on or before September 30, 2014. Borrower shall also reimburse Bank for all legal fees and expenses incurred in connection with the Existing Loan Documents and this Loan Modification Agreement.

7. ADDITIONAL COVENANTS: RATIFICATION OF PERFECTION CERTIFICATE. Borrower hereby certifies that, other than as disclosed in the Perfection Certificate or permitted by Section 7.2, no Collateral with a value greater than Ten Thousand Dollars ($10,000) in the aggregate is in the possession of any third party bailee (such as at a warehouse). In the event that Borrower, after the date hereof, intends to store or otherwise deliver the Collateral with a value in excess of Ten Thousand Dollars ($10,000) in the aggregate to such a bailee, then Borrower shall first receive, the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank. Except for the incurrence by Borrower of additional Subordinated

Debt from TriplePoint Capital, LLC, Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate, dated as of September 9, 2013, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in such Perfection Certificate remains true and correct in all material respects as of the date hereof.

8. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

9. RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of the Loan Agreement and each other Loan Document, and of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Obligations.

10. NO DEFENSES OF BORROWER. Borrower hereby acknowledges and agrees that Borrower has no offsets, defenses, claims, or counterclaims against Bank with respect to the Obligations, or otherwise, and that if Borrower now has, or ever did have, any offsets, defenses, claims, or counterclaims against Bank, whether known or unknown, at law or in equity, all of them are hereby expressly WAIVED and Borrower hereby RELEASES Bank from any liability thereunder.

11. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Obligations, Bank is relying upon Borrower’s representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to waive testing of the Minimum Revenue Growth financial covenant described above pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future waivers or any other modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

12. JURISDICTION/VENUE. Section 11 of the Loan Agreement is hereby incorporated by reference.

13. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank.

[Signature page follows.]

This Loan Modification Agreement is executed as of the date first written above.

HOLDINGS:		ENDOCHOICE, INC., as a Borrower

ECPM HOLDINGS, LLC.		By	/s/ Michael J. Lambert
		Name:	Michael J. Lambert
By	/s/ Michael J. Lambert	Title:	CFO
Name:	Michael J. Lambert
Title:	CFO

ROBERT S. SMITH, M.D., INC., as a Borrower		ENDOCHOICE INTERNATIONAL, LLC, as a Borrower

By	/s/ Michael J. Lambert	By	/s/ Michael J. Lambert
Name:	Michael J. Lambert	Name:	Michael J. Lambert
Title:	CFO	Title:	CFO

BANK:

SILICON VALLEY BANK

By	/s/ Andrew J. Kirk
Name:	Andrew J. Kirk
Title:	Vice President

Acknowledgment and Agreement:

The undersigned ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Unconditional Guaranty and a certain Guarantor Security Agreement, each dated as of September 9, 2013, and each document executed in connection therewith, and acknowledges, confirms and agrees that the Unconditional Guaranty, the Guarantor Security Agreement and each document executed in connection therewith shall remain in full force and effect and shall in no way be limited by the execution of this Loan Modification Agreement, or any other documents, instruments and/or agreements executed and/or delivered in connection herewith.

ECPM HOLDINGS, LLC		ENDOCHOICE SCOPE SERVICES, LLC

By	/s/ Michael J. Lambert	By	/s/ Michael J. Lambert
Name:	Michael J. Lambert	Name:	Michael J. Lambert
Title:	CFO	Title:	CFO

PATHOPTIONS, LLC

By	/s/ Michael J. Lambert
Name:	Michael J. Lambert
Title:	CFO

Exhibit A to First Loan Modification Agreement

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	ENDOCHOICE, INC., et al.

The undersigned authorized officer of ENDOCHOICE, INC. (for itself and on behalf of each other co-borrower, the “Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (as amended, the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No

Annual financial statement (CPA Audited) + CC	FYE within 180 days	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC	Yes No

A/R & A/P Agings	Monthly within 30 days	Yes No

Transaction Reports	(i) with each request for an Advance, (ii) on the 15th (or the immediately preceding Business Day if the 15th is not a Business Day) and the last Business Day of each month when a Streamline Period is not in effect, and (iii) within fifteen (15) days after the end of each month when a Streamline Period is in effect	Yes No

Projections	FYE within 30 days	Yes No

Financial Covenant	Required		Actual	Complies

Maintain as indicated:

Minimum Revenue		*	$	Yes No

*	See Section 6.9(b)

Streamline Period - Performance Pricing		Applies

Adjusted Quick Ratio ≥ 1.15:1.00	Prime + 1.50%	Yes No

Adjusted Quick Ratio < 1.15:1.00	Prime + 2.50%	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

EndoChoice, Inc., et al.	BANK USE ONLY

Received by:
By:		AUTHORIZED SIGNER
Name:	Date:
Title:
Verified:
AUTHORIZED SIGNER
Date:

	Compliance Status:	Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

II.	Minimum Revenue Growth (Section 6.9(b))

Required: Borrower shall achieve the following revenue levels, measured on a quarterly basis for each quarterly period listed below:

Quarterly Period Ending	Minimum Revenue
March 31, 2014	$13,000,000
June 30, 2014	$17,500,000
September 30, 2014	$19,300,000
December 31, 2014	$22,000,000
March 31, 2015	$26,500,000
June 30, 2015	$32,000,000
September 30, 2015, and each quarterly period ending thereafter	$36,000,000

Actual: All amounts measured on a quarterly basis

A. Borrower’s consolidated revenue	$

Is line A equal to or greater than $[        ]?

No, not in compliance	Yes, in compliance